UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2014, Anadarko Petroleum Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2014.

1. Each of the nine nominees for director was elected to serve a one-year term expiring at the 2015 Annual Meeting of Stockholders. Votes regarding the persons elected as directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

Anthony R. Chase	365,784,361	738,371	582,065	44,681,096
Kevin P. Chilton	365,710,596	597,600	796,601	44,681,096
H. Paulett Eberhart	361,854,149	4,459,233	791,415	44,681,096
Peter J. Fluor	356,590,128	9,062,794	1,451,875	44,681,096
Richard L. George	357,434,521	8,859,819	810,457	44,681,096
Charles W. Goodyear	365,709,629	587,277	807,891	44,681,096
John R. Gordon	355,174,661	10,678,740	1,251,396	44,681,096
Eric D. Mullins	365,599,153	703,590	802,054	44,681,096
R. A. Walker	357,512,659	8,147,488	1,444,650	44,681,096

2. The appointment of KPMG LLP as the Company’s independent auditor for 2014 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
408,774,493	2,411,898	599,502	−

3. The stockholders approved, on an advisory basis, the compensation for the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
225,944,573	139,364,336	1,795,888	44,681,096

4. A stockholder proposal regarding a report on political contributions did not pass. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
77,960,908	220,811,038	68,332,851	44,681,096

5. A stockholder proposal regarding a report on climate change risk did not pass. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
88,333,772	206,267,164	72,503,861	44,681,096

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

May 19, 2014	By:	/s/ Robert K. Reeves
Robert K. Reeves
Executive Vice President, General Counsel and Chief Administrative Officer